UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2010
(Date of earliest event reported)

First Financial Service Corporation
(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition

On November 2, 2010, First Financial Service Corporation issued a press release announcing its 2010 third quarter results.  A copy of the press release as well as supplemental information is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 2.02 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01:  Other Events

On October 29, 2010, First Financial Service Corporation (“Company”) gave written notice to the United States Department of the Treasury that the Company is suspending the payment of regular quarterly cash dividends on the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”).  Under the terms of the Series A Preferred Stock, the Company is required to pay, on a quarterly basis, a dividend rate of 5% per year for the first five years, after which the dividend rate automatically increase to 9% per year.  Since the dividends are cumulative, failure to pay dividends for six periods would trigger board appointment rights for the holder of the Series A Preferred Stock.  The dividends will continue to be accrued for payment in the future and reported as a preferred dividend requirement that is deducted from income to common shareholders for financial statement purposes.

On October 29, 2010, the Company also exercised its rights to defer regularly scheduled interest payments on two issues of junior subordinated notes, together having an outstanding principal amount of $18 million, relating to outstanding trust preferred securities.  The Company has the right to defer payments of interest for up to 20 consecutive quarterly periods without default or penalty.  During the deferral period, the respective statutory trusts, which are wholly owned subsidiaries of the Company that were formed to issue the trust preferred securities, will likewise suspend the declaration and payment of dividends on the trust preferred securities.  The regular scheduled interest payments will continue to be accrued for payment in the future and reported as an expense for financial statement purposes.

The interest and preferred dividend payments referred to above will resume at such time as the Company’s board of directors determines that resuming such payments would be consistent with the Company’s overall financial performance and capital requirements.  The deferral of interest payments and suspension of cash dividend payments will preserve approximately $2.3 million per year in cash flow.

Item 9.01:  Financial Statements and Exhibits

Attached is the press release for the third quarter results.

(d)  Exhibits

Exhibit Number	Description
99.1	Press release dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: November 2, 2010	By:	/s/ Steven M. Zagar
Steven M. Zagar
Chief Financial Officer &
Principal Accounting Officer